                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                           ON TECHNOLOGY CORPORATION
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


               ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                           ON TECHNOLOGY CORPORATION
                              One Cambridge Center
                              Cambridge, MA 02142

Dear Stockholder:

  The Annual Meeting of Stockholders (the "Meeting") of ON Technology Corporation (the "Company") will be held at Fleet National Bank, 75 State Street, Boston, Massachusetts at 10:00 a.m., Eastern Daylight Time, on Friday, April 30, 1999.

  At the Meeting, you will be asked to consider and vote upon the election of two directors to serve until the annual meeting of the stockholders held in the year 2002, to approve amendments to the Company's 1995 Directors Stock Option Plan (the "Directors Plan") to increase the number of shares available under the Directors Plan from 100,000 shares to 200,000 shares and provide for annual 10,000 share option grants to each of the Company's outside directors, and to ratify the Board of Directors' selection of Arthur Andersen LLP as the Company's independent auditors.

  In the material accompanying this letter, you will find a Notice of Annual Meeting of Stockholders, a Proxy Statement relating to the actions to be taken by the Company's stockholders at the Meeting and a Proxy. The Proxy Statement more fully describes and includes information about the matters for consideration at the Meeting.

  All stockholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, however, please complete, sign, date and return your Proxy in the enclosed envelope. If you attend the Meeting, you may vote in person as you wish, even though you have previously returned your Proxy. It is important that your shares be represented and voted at the Meeting.

                                          Sincerely,

                                          /s/ Herman DeLatte

                                          Herman DeLatte
                                          President and Chief Executive
                                           Officer

                           ON TECHNOLOGY CORPORATION
                              One Cambridge Center
                         Cambridge, Massachusetts 02142

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 30, 1999

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of ON Technology Corporation, a Delaware corporation (the "Company"), which will be held at Fleet National Bank, 75 State Street, Boston, Massachusetts at 10:00 a.m., Eastern Daylight Time, on Friday, April 30, 1999, for the following purposes:

  1. To elect two Class I directors to serve until the Company's Annual Meeting of Stockholders held in 2002 and until their successors are duly elected and qualified;

  2. To approve amendments to the 1995 Directors Stock Option Plan increasing the number of shares available under such plan from 100,000 to 200,000 and authorizing annual grants of options to purchase 10,000 shares of the Company's common stock for the Company's outside directors, which options shall vest in equal quarterly installments over a one year period;

  3. To ratify the selection of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999; and

  4. To transact such other business that may properly come before the Meeting or any postponement or adjournment thereof.

  Stockholders of record at the close of business on March 8, 1999 are entitled to notice of, and to vote at, this Annual Meeting of Stockholders and any postponement or adjournment thereof. For ten days prior to this Annual Meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal offices of the Company.

                                              By Order of the Board of
                                              Directors

                                              /s/ John M. Bogdan

                                              John M. Bogdan
                                              Secretary
Cambridge, Massachusetts
March 30, 1999

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. BY RETURNING YOUR PROXY CARD, YOU WILL ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, VOTE YOUR SHARES IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                           ON TECHNOLOGY CORPORATION
                              One Cambridge Center
                         Cambridge, Massachusetts 02142

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at Fleet National Bank, 75 State Street, Boston, Massachusetts, at 10:00 a.m., Eastern Daylight Time, on Friday, April 30, 1999, and at any adjournment thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying proxy card are being mailed on or about March 30, 1999, to the stockholders of record as of the close of business on March 8, 1999 (the "Record Date").

                              GENERAL INFORMATION

Solicitation of Proxies

  The cost of soliciting proxies from stockholders will be borne by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or employees of the Company.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked in writing (including by delivery of a later dated proxy) or in person by notifying the Secretary of the Meeting, in writing, at any time prior to the voting of the proxy.

Voting of Proxies

  If the enclosed proxy card is properly executed and returned to the Company, all shares represented thereby will be voted as indicated therein. If a proxy is returned without instructions, it will be voted FOR the nominees named therein, FOR the approval of the amendments to the 1995 Directors Stock Option Plan and FOR the ratification of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999.

Voting Rights and Outstanding Shares

  On the Record Date there were 12,462,689 outstanding shares of Common Stock (excluding 15,000 shares held in treasury), which is the only class of stock outstanding and entitled to vote at the Meeting. The holders of such shares will be entitled to cast one vote for each share held of record as of the Record Date. On the Record Date, the closing sales price of the Common Stock on the Nasdaq National Market was $1.84375 per share.

  The holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy will be counted for purposes of determining whether a quorum exists at the Meeting.

  The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote is required to approve the amendments to the Company's 1995 Directors Stock Option Plan and to ratify the selection of Arthur Andersen LLP as the Company's independent auditors. Abstentions and shares held by brokers that are present, but not voted because the brokers do not have the discretionary authority to vote such shares as to a particular matter, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

  The following table sets forth, as of March 8, 1999, certain information relating to the beneficial ownership of Common Stock by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock;
(ii) each director of the Company; (iii) the Company's Chief Executive Officer and each of the other five most highly compensated executive officers of the Company serving as of December 31, 1998 (collectively, the "Named Executive Officers"); and (iv) the directors and Named Executive Officers of the Company as a group:

                                             Number of Shares      Percent of
Name of Beneficial Owner                   Beneficially Owned(1) Common Stock(2)
------------------------                   --------------------- ---------------
Herman DeLatte(3)........................          246,442             1.98%
Christopher A. Risley(4).................        1,336,524            10.72
Loren K. Platzman(5).....................          993,479             7.97
Charles River Partnership VI(6)..........          669,468             5.37
c/o Charles River Ventures, Inc.
1000 Winter Street, Suite 3300
Waltham, MA 02154
John M. Bogdan(7)........................          127,341             1.02
Roy T. Sanford(8)........................           63,074                *
Edward W. Green(9).......................           59,562                *
Ram Sudama...............................                0                *
Robert G. Orr............................            1,500                *
Gina Bornino Miller(10)..................           13,332                *
William C. Hulley(11)....................          530,335             4.26
Robert P. Badavas(10)....................           13,332                *
All directors and executive officers as a
 group
 (10 persons)(12)........................        2,391,442            19.19

--------
 * Less than 1%

 (1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.
 (2) The percentages shown in this column are calculated from the 12,462,689 shares of Common Stock actually outstanding on March 8, 1999 (excluding 15,000 shares held in treasury), in addition to 341,693 options held by the persons set forth in this table that are issuable within 60 days from March 8, 1999.
 (3) Includes 93,750 shares exercisable upon the exercise of options.
 (4) Includes 286,195 shares of Common Stock held by The Risley Family Limited Partnership (the "RFLP"). Mr. Risley is a general partner of the RFLP, in which he holds a 1% general partnership interest. As the general partner, he has sole voting and investment control over the shares of Common Stock held by the RFLP. The Risley Children's Trust (the "Risley Trust"), an irrevocable trust for the benefit of Mr. Risley's children, is the limited partner of the RFLP. Mr. Risley has no investment or voting control over the Risley Trust and disclaims beneficial ownership of the Risley Trust's 99% limited partnership interest in the RFLP. Also includes 10,000 shares issuable upon the exercise of options pursuant to the Company's 1992 Employee and Consultant Stock Option Plan.

 (5) Includes 300,000 shares held by Platzman Family Investments L.L.P. and 100,000 shares held by the Loren Platzman and Kathleen Platzman Charitable Remainder Unitrust.
 (6) Includes 529,538 shares of Common Stock held by Charles River Partnership VI, 93,445 shares of Common Stock held by Charles River Partnership VI-A, an affiliate of Charles River Partnership VI, 9,138 shares held by Michael
     J. Zak, 12,000 shares held by John T. Neises, and 25,347 shares held by Richard M. Burnes, Jr.. Michael J. Zak is a general partner of Charles River Partnership VI and Charles River Partnership VI-A. Richard M. Burnes, Jr. and John T. Neises are also general partners of the general partner of Charles River Partnership VI and Charles River Partnership VI-
     A. Charles River Partnership VI disclaims beneficial ownership of the shares held by Charles River Partnership VI-A and the shares held by Messrs. Zak, Burnes and Neises. Charles River Partnership VI-A disclaims beneficial ownership of the shares held by Charles River Partnership VI and the shares held by Messrs. Zak, Burnes and Neises. Messrs. Zak, Burnes and Neises each disclaim beneficial ownership with respect to the shares held by Charles River Partnership VI and VI-A, except to the extent of his respective proportionate pecuniary interest therein, and each also disclaims beneficial ownership with respect to shares held by each of the other general partners.
 (7) Includes 93,917 shares issuable upon the exercise of options.
 (8) Includes 31,375 shares issuable upon exercise of options.
 (9) Includes 39,562 shares issuable upon the exercise of options.
(10) Includes 10,000 shares issuable upon the exercise of options pursuant to the Company's 1992 Employee and Consultant Stock Option Plan and 3,332 shares issuable upon the exercise of options pursuant to the Company's 1995 Directors Stock Option Plan.
(11) Includes 10,000 shares issuable upon the exercise of options pursuant to the Company's 1995 Directors Stock Option Plan and 26,425 shares issuable upon the exercise of options pursuant to the Company's 1992 Employee and Consultant Stock Option Plan. Also consists of 483,910 shares of Common Stock held directly by The P/A Fund, L.P. William C. Hulley, a director of the Company, is a vice president of Adams Capital Management, Inc., and a general partner of The P/A Fund, L.P. Mr. Hulley disclaims beneficial ownership of the shares held by The P/A Fund, L.P. Mr. Hulley assigned all options he received pursuant to the Company's Director Stock Option Plan and pursuant to the Company's 1992 Employee and Consultant Stock Option Plan to The P/A Fund, L.P. and, accordingly, disclaims beneficial ownership with respect to shares issuable upon the exercise of such options.
(12) Includes an aggregate of 341,693 shares of Common Stock issuable pursuant to options exercisable within 60 days from March 8, 1999. Includes 816,530 shares held by affiliates of certain officers and directors of the Company with respect to which such officers and directors disclaim beneficial ownership.

                             ELECTION OF DIRECTORS
                                  (Proposal I)

  The Company has a classified Board of Directors consisting of two Class I Directors, two Class II directors and two Class III directors. The Class I, Class II and Class III directors currently serve until the annual meetings of stockholders to be held in 1999, 2000 and 2001, respectively, and until their respective successors are duly elected and qualified. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring.

  The term of office for both Class I directors is currently expiring and both directors currently serving on the Board are nominated for election at the Meeting. The persons named in the proxy will vote to elect as directors Messrs. Hulley and DeLatte, unless the proxy is marked otherwise. Currently, there is a vacant seat on the Board for a Class II Director. Pursuant to Delaware law and the Company's By-laws, this vacancy may be filled by a vote of the majority of the members of the Board then in office.

  The Class I directors will be elected to hold office until the Annual Meeting of Stockholders in 2002 and until each of their successors is duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if the nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by the Board of Directors.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE NAMED
                                    NOMINEES

Board of Directors

  The table below sets forth for the current directors, including the Class I nominees to be elected at this Meeting, certain information with respect to age and background.

                                   Director
Name                           Age  Since   Position with the Company
----                           --- -------- -------------------------
Nominees for Class I Director
 to be elected at the Annual
 Meeting:
William C. Hulley.............  40   1994   Director and Chairman of the Board
Herman DeLatte................  44   1997   Director, President and CEO
Class II Director:
Gina Bornino Miller...........  38   1998   Director
Class III Directors:
Christopher A. Risley.........  49   1985   Director
Robert P. Badavas.............  46   1998   Director

Executive Officers

  The executive officers of the Company as of March 8, 1999 are as follows:

Name                       Age Position with the Company
----                       --- -------------------------
Herman DeLatte............  44 President and Chief Executive Officer
John M. Bogdan............  51 Chief Financial Officer, Vice President, Finance,
                               Treasurer and Secretary
Edward W. Green...........  56 Vice President, Groupware
Roy T. Sanford............  44 Vice President, Marketing and Alliances
Ram Sudama................  50 Chief Technical Officer
Robert G. Orr.............  48 Vice President, North American Sales
Laurent Raynaud...........  37 Managing Director of Europe

Business Experience of Officers, Directors and Nominees for Director

  Herman DeLatte has served as President and Director of the Company since September 1997 and as Chief Executive Officer of the Company since November 1997. Mr. DeLatte joined the Board of Directors of the Company to fill a vacancy left when Allan Wallack resigned as a Director. Prior to joining the Company, Mr. DeLatte was employed by Micrografx Inc. as President and Chief Operating Officer from September 1994 to May 1997 and as Vice President, Europe, from August 1991 to September 1994. From May 1997 to September 1997 Mr. DeLatte enjoyed some personal time.

  John M. Bogdan has served as Chief Financial Officer, Vice President, Finance and Secretary of the Company since October 1994 and as Treasurer since May 1995. From September 1986 to October 1994, Mr. Bogdan was Vice President, Finance, and Chief Financial Officer of Concord Communications, Inc., a data communications firm.

  Edward W. Green has served as Vice President, Groupware, of the Company since February 1997. Prior to joining the Company, Mr. Green served as a Vice President with Dataware Technologies, Inc., from December 1994 to February 1997 and as a Vice President at Infinium Software, Inc. from December 1991 to December 1994.

  Robert G. Orr has served as Vice President, North American Sales, of the Company since July 1998. Prior to that time, Mr. Orr served as Director, Eastern Region, for Clarify, Inc. from August 1992 through April 1998, where he was responsible for the Clarify's sales program in the eastern United States. From April 1998 until July 1998, Mr. Orr enjoyed some personal time.

  Roy T. Sanford has served as Vice President, Marketing and Alliances, of the Company since April 1997. Prior to joining the Company, Mr. Sanford served as Director, Enterprise Alliance Program, for EMC Corporation from September 1993 to April 1997. From July 1990 to September 1993, he served as Director of Integrating Products for BullHN Information Systems, Inc. where he was responsible for product and industry marketing for domestic manufacturing and commercial industries.

  Ram Sudama has served as Chief Technical Officer of the Company since October 1998. Previously, Mr. Sudama served as a technology advisor to the Board of Directors of Teradyne, Inc. from January 1998 through September 1998 and as Chief Executive Officer of Sandalwood Studios, Inc. from June 1997 through December 1997. From November 1996 through May 1997, Mr. Sudama was Chief Technical Officer for Borland International Inc. (now known as Inprise Corporation), providing technical direction for enterprise strategy, and Vice President of Technology for Open Environment Corp. from August 1993 through October 1996. From 1981 through July 1993, Mr. Sudama was employed by Digital Equipment Corporation as a Consultant Engineer.

  Laurent Raynaud joined the Company in November 1997 as the Managing Director of European Partnerships and was promoted to the executive office of Managing Director of Europe on January 21, 1999. Prior to joining the Company, Mr. Raynaud held various positions with Micrografx Inc.: Mr. Raynaud was General Manager for the United Kingdom from January 1992 through November 1993, Managing Director--Southern Europe from December 1993 through June 1995 and Managing Director--Europe from July 1995 through June 1997. Mr. Raynaud enjoyed some personal time from July 1997 through October 1997. Since Mr. Raynaud was not an executive officer of the Company prior to January 1999 he is not included as a Named Executive Officer in this Proxy Statement.

  Christopher A. Risley served as President and Chief Executive Officer of the Company from May 1985 through August 1997; Mr. Risley continues to serve as a Director of the Company, a position he has held since May 1985. From September 1997 through November 1997, Mr. Risley served as a consultant to the Company to facilitate the sale of certain of the Company's assets to Elron Software, Inc. Upon completion of that transaction, Mr. Risley enjoyed personal time until September 1, 1998, at which time he joined Insite Innovations, Inc. as its Chief Executive Officer. Prior to joining the Company, Mr. Risley served as a consultant in the areas of marketing, corporate strategies and United States acquisitions to large European companies.

  Robert P. Badavas joined the Board of Directors of the Company on August 1, 1998 as a Class III Director to fill a vacant seat on the Board. Since December of 1995, Mr. Badavas has served as President and Chief Executive Officer of Cerulean Technology, Inc., which specializes in wireless mobile information software. From October 1986 through October 1995, Mr. Badavas served as Senior Vice President, Chief Financial Officer and Treasurer of Chipcom Corporation until its merger with 3Com Corporation; both companies engaged in network computing. At Chipcom, Mr. Badavas was responsible for finance, information systems, business development and general management of two business units. For the two month period prior to joining Cerulean Technology, Mr. Badavas enjoyed personal time. Mr. Badavas also serves as a member of the Board of Directors for Renaissance Worldwide, Inc., a company listed on the Nasdaq National Market, which provides strategic and enterprise solutions, implementation and consulting services.

  William C. Hulley has been a director since June 1994 and Chairman of the Board of Directors of the Company since July 1997. Mr. Hulley was employed from 1989 until 1994 by Fostin Capital Corp., a venture capital company, and has been a General Partner of Fostin Capital Partners since 1993. Mr. Hulley co-founded Adams Capital Management, Inc., a private venture capital company, in 1994 and is a Vice President and General Partner. Adams Capital Management is a managing partner of several venture capital partnerships, including Adam Capital Management, L.P. and The P/A Fund. Mr. Hulley is a director of several private companies and not-for-profit corporations.

  Gina Bornino Miller joined the Board of Directors of the Company on July 14, 1998 as a Class II Director to fill a vacancy on the Board. Ms. Bornino Miller was employed as President, Specialty Storage Products Group, of Quantum Corp. from January 1993 through October 1996, where she was responsible for the non disk-drive storage products business unit. Ms. Bornino Miller has been self-employed as a consultant since October 1996 and, since January 1998, has primarily provided her consulting services to Microbia, Inc., a biotechnology company. Since the summer of 1998, Ms. Bornino Miller has served as a member of the Board of Directors of Microbia, Inc.

Committees of the Board of Directors

  The Board of Directors has established a Compensation Committee and an Audit Committee; the Board of Directors does not maintain a Nominating Committee or a committee performing similar functions. The Compensation Committee is comprised of three members of the Board of Directors: Messrs. Hulley, Badavas and DeLatte serve on the Compensation Committee with one vacancy remaining, and Mr. DeLatte serves as an ex-officio non-voting member. The principal functions of the Compensation Committee are to review the Company's compensation programs and policies, to establish compensation for the Company's executive officers, to review and approve annual bonuses to be paid to such executive officers and to administer the stock option plans.

  The Audit Committee is comprised of three members of the Board of Directors:
Messrs. Risley and Badavas serve on the committee with one vacancy remaining. The principal functions of the Audit Committee are to nominate the accounting firm to be appointed as the Company's independent certified public accountants and to review the plan and scope of the audit, the report of the audit upon its completion and the adequacy of the Company's internal accounting procedures and controls. The Audit Committee also maintains a continuing review of the nature and extent of all services provided to the Company by such accountants and evaluates their fees and the effects of such services upon their independence.

Meetings and Compensation of Directors

  Directors who are not employees of the Company receive a fee of $4,000 for attendance at each regular and special meeting of the Board of Directors, a fee of $2,000 for attendance at each meeting of the Audit or Compensation Committees if the director is a member of such committee, and a fee of $650 for attendance at each telephonic meeting of the Board of Directors or the Audit or Compensation Committees, if the director is a member of such committee. Each of Messrs. Hulley, Risley and Badavas and Ms. Bornino Miller have elected, for a one year period ending on July 14, 1999, to reduce the cash compensation which each is entitled to receive for attendance at Board and committee meetings. As a result, during this one-year period, each of Messrs. Hulley, Risley and Badavas and Ms. Bornino Miller shall receive a fee of $2,500 for in-person attendance at each meeting of the Board of Directors, $1,000 for in-person attendance at each meeting of a committee on which he or she is a member of such committee, $500 for attendance at each telephonic meeting of the Board of Directors and $250 for attendance at each telephonic meeting of a committee on which he or she is a member. In consideration for this reduction in fees, each of Messrs. Hulley, Risley and Badavas and Ms. Bornino Miller received options to purchase 10,000 shares of Common Stock under the Company's 1992 Employee and Consultants Stock Option Plan at a price per share equal to the fair market value of the Company's Common Stock on the date of grant. These options are fully exercisable. Directors who are not employees of the Company are additionally reimbursed for out-of-pocket expenses incurred in attending Board of Directors meetings and are eligible to receive options under the Company's 1995 Directors Stock Option Plan. Directors who are employees of the Company are not compensated for their service on the Board or any committee thereof. The Board of Directors and the Compensation Committee each met in person five times and the Board of Directors, the Compensation Committee and the Audit Committee met by telephonic means seven, three and one times, respectively, during 1998.

Section 16(a) Beneficial Ownership Reporting Compliance

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied, except that (i) Edward W. Green failed to file a Form 4 to reflect a total of two open-market purchase transactions during February and August 1998, (ii) John M. Bogdan failed to file a Form 4 to reflect one open-market purchase transaction during February 1998 and (iii) Herman DeLatte failed to file a Form 4 to reflect a total of three open-market purchase transactions during February 1998. Such required filings were made on March 11, 1998 for all of the February transactions and September 15, 1998 for the August transaction.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary of Cash and Certain Other Compensation

  The following table sets forth information with respect to the compensation, for the last three fiscal years, of the Company's Named Executive Officers who received compensation in excess of $100,000 during fiscal year 1998.

                                                     Long-Term
                                                    Compensation
                                                    ------------
                                       Annual
                                    Compensation
                                  -----------------
                                                     Securities      All
                                   Salary   Bonus    Underlying     Other
Name and Principal Position  Year   ($)      ($)    Options (#)  Compensation
---------------------------  ---- -------- -------- ------------ ------------
Herman DeLatte(1)........... 1998 $250,000 $127,634       --         --
  President and Chief
   Executive Officer         1997   83,333   62,500   375,000        --
                             1996      --       --        --         --
John M. Bogdan.............. 1998  147,794   44,181    30,000        --
  Chief Financial Officer,
   Vice President,           1997  133,750   41,796    43,419        --
  Finance, Treasurer and
   Secretary                 1996  125,000   34,366    20,000        --
Edward W. Green(2).......... 1998  151,550   40,745     5,000        --
  Vice President, Groupware  1997  122,500   31,229    90,000        --
                             1996      --       --        --         --
Roy T. Sanford(3)........... 1998  163,500   72,162    20,000        --
  Vice President, Marketing
   and Alliances             1997  106,827   40,635     8,000        --
                             1996      --       --        --         --
Ram Sudama(4)............... 1998   27,500   30,313    50,000        --
  Chief Technical Officer    1997      --       --        --         --
                             1996      --       --        --         --
Robert G. Orr(5)............ 1998   61,875   29,356    60,000        --
  Vice President, North
   American Sales            1997      --       --        --         --
                             1996      --       --        --         --

--------
(1) Mr. DeLatte joined the Company as President on September 1, 1997 and was appointed to the office of Chief Executive Officer in November 1997.
(2) Mr. Green joined the Company as Vice President, Groupware, in February
    1997.
(3) Mr. Sanford joined the Company as Vice President, Marketing and Alliances, in April 1997.
(4) Mr. Sudama joined the Company as Chief Technical Officer in October, 1998.
(5) Mr. Orr joined the Company as Vice President, North American Sales, in July, 1998.

                    STOCK OPTION GRANTS IN FISCAL YEAR 1998

  The following table shows information with respect to stock options granted to each Named Executive Officer during fiscal year 1998.

                                 Individual Grants
                         -----------------------------------
                                                                            Potential
                                                                        Realizable Value
                                                                        at Assumed Annual
                                     % of Total                          Rates of Stock
                         Number of    Options                                 Price
                         Securities  Granted to                         Appreciation for
Name                     Underlying  1Employees   Exercise                 Option Term
----                      Options    in Fiscal     Price     Expiration -----------------
                         Granted(1)    Year1    ($/Share)(2)    Date       5%      10%
                         ----------  ---------- ------------ ---------- -------- --------
Herman DeLatte..........      --         --           --           --        --       --
John M. Bogdan..........   30,000(3)     .03%     $ 3.375     07/14/08  $164,926 $262,616
Edward W. Green.........    5,000(3)    .005        3.375     07/14/08    27,488   43,769
Roy T. Sanford..........   20,000(3)     .02       1.9375     09/14/08    63,120  100,508
Ram Sudama..............   50,000(3)    5.14      1.96875     10/21/08   160,344  255,322
Robert G. Orr...........   60,000(3)    6.17        3.375     07/14/08   329,851  525,233

--------
(1) The options were granted under the Company's 1992 Employee and Consultant Stock Option Plan. Options are generally subject to the employee's continued employment. The exercise of options will be accelerated in the event of certain occurrences including the sale of the Company, the sale of all or substantially all of the Company's assets or a change in control of the Company. An individual's eligibility to exercise vested options generally terminates 90 days after the termination of such individual's employment relationship with the Company.
(2) The exercise price per share of each option was determined by the Board of Directors to be equal to the fair market value per share of Common Stock at the date of grant.
(3) The options become exercisable over a four-year period, 25% on the first anniversary of the date of grant and 5% at the end of each of the following three month periods.

Employment Agreements

  The Company entered into an Employment Agreement in May 1995 with Mr. Bogdan. The Employment Agreement was initially for a three year term, fixed base compensation for the employee and provided for salary increases and bonuses as the Company's Board of Directors may determine from time to time. This Employment Agreement automatically renews for 12 month intervals if neither party has given 30 days' notice of his or its intention not to renew the Employment Agreement. The Employment Agreement also provides that upon termination without cause or upon expiration and non-renewal of the agreement, the employee shall receive severance pay in an amount equal to his aggregate compensation (including bonuses earned for the prior four quarters) for the preceding 12 months, together with a continuation of benefits for such 12 month period. The Employment Agreement provides for health, life insurance and similar benefits, and requires that for a period of 12 months after any employment termination, the employee will not directly or indirectly carry on, be engaged in or have any financial interest in any business involved in LAN-based groupware applications or workgroup utilities.

  Mr. DeLatte joined the Company as President in September 1997 pursuant to the terms of an Offer Letter dated July 31, 1997 (the "DeLatte Offer"), Mr. Green joined the Company as Vice President, Groupware, in February 1997 pursuant to the terms of an Offer Letter dated January 30, 1997 (the "Green Offer") and Mr. Sudama joined the Company as Chief Technical Officer in October 1998 pursuant to the terms of an Offer Letter dated October 20, 1998 ("Sudama Offer"). While no formal employment agreement exists between the Company and any of these individuals, the DeLatte Offer, the Green Offer and the Sudama Offer each provide for salary increases and bonuses as the Company's Board of Directors may determine from time to time. The DeLatte Offer also provides that upon termination without cause, Mr. DeLatte shall continue to receive his then-current salary and benefits for a twelve month period. The Green Offer provides that if Mr. Green's employment is terminated in connection with a transaction resulting in a change of control of the Company, he shall be entitled to a severance payment equal to six months' salary; if his employment is terminated without cause, Mr. Green shall be entitled to a severance payment equal to three months' salary. The Sudama Offer provides that if Mr. Sudama's employment is terminated or substantially diminished in nature or status in connection with a transaction resulting in a change of control of the Company, he shall be entitled to a severance payment equal to six months' salary. Neither Mr. Sanford nor Mr. Orr have employment agreements or offer letters specifying employment or termination provisions different from those provisions generally applicable to the Company's employees.

  The following table shows information with respect to stock options held as of December 31, 1998 by the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL-YEAR END OPTION VALUES

                                                  Number of Securities Underlying        Value of Unexercised In-
                                                  Unexercised Options at December          the-Money Options at
                                          Value            31, 1998 (#)                  December 31, 1998 ($)(1)
                         Shares Acquired Realized -----------------------------------    -------------------------
Name                     on Exercise (#)  ($)(2)   Exercisable        Unexercisable      Exercisable Unexercisable
----                     --------------- -------- ---------------    ----------------    ----------- -------------
Herman DeLatte..........        --           --              78,125              296,875     --           --
John M. Bogdan..........      3,419      $11,967             81,084               71,417     --           --
Edward W. Green.........        --           --              34,187               60,813     --           --
Roy T. Sanford..........        --           --              23,375               76,625     --           --
Ram Sudama..............        --           --                 --                60,000     --           --
Robert G. Orr...........        --           --                 --                50,000     --           --

--------
(1) Calculated based on the fair market value per share of the underlying securities at December 31, 1998 ($1.375) minus the per share exercise price.
(2) Calculated based on the fair market value of the underlying securities on the exercise date minus the exercise price of such options.

  During 1998, the Company did not adjust the exercise price of its stock options previously awarded to its employees, including certain of its executive officers. During 1997, however, the Company did adjust the exercise price of its stock options previously awarded to employees. This adjustment was accomplished by allowing employees holding out-of-the-money options to surrender the old options and receive new options with a lower exercise price. The employees had to elect to make this adjustment. Not all employees made this election; a total of 65,295 options were affected and the new exercise price is $2.875 for all such options. None of the Company's Named Executive Officers participated in the 1997 option repricing. There were no option repricings in any prior fiscal year by the Company.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is determined by the Compensation Committee of the Board of Directors (the "Compensation Committee"), the voting members of which are non-employee directors. The Compensation Committee approves compensation policies for the executive officers of the Company and oversees the general compensation policies of the Company. The Compensation Committee has furnished the following report:

Compensation Philosophy and Goals

  During 1998, the goals of the Company's executive compensation program remained constant: to attract, retain and motivate the most talented individuals available in the Company's industry. The elements of compensation encompassed in the program include base salary, annual cash incentive compensation and awards of stock options under the Company's incentive compensation plans. The competitiveness of the Company's executive compensation approach is reviewed annually and validated with external salary surveys generally available to the Company through professional affiliations.

  The Company utilizes four guiding principles for its executive compensation approach, which are set forth below. These principles are established to design, fund and administer the program and form the framework for decision making.

  Stockholder Interests--The financial interests of the stockholders are the major consideration in the design, funding and administration of all executive compensation programs.

  Executive Compensation--The value of all tangible compensation components to the executive compensation program are considered in the aggregate. Consideration of individual components is only performed in the context of the total executive compensation program.

  Group and Individual Achievement--The Company's performance-based executive compensation program reflects an appropriate balance between group and individual achievement.

  Sustained Performance--An emphasis is placed on the long-term executive compensation incentives while maintaining an annual cash compensation program capable of producing focus on near-term results and milestones.

Components of Compensation

  Target Annual Cash Compensation. Each executive position in the Company is compared to similar positions in comparable companies for which data are available. From this comparison, annual target cash compensation is set to reflect compensation standards in the industry. The Compensation Committee gathers data from various external sources available to it through the members' professional affiliations and, after conferring with the President of the Company on the salaries for senior management (excluding his own salary), sets annual salary levels in the first quarter of each year. The target annual cash compensation is broken into two separate components: a base salary and an incentive bonus. During 1998, the Compensation Committee reviewed the target annual cash compensation levels of all executive officers who were employed at the Company and, based on the performance of the Company and these executives, approved increases of 9.4% to 23.6% for such executive officers.

  In reviewing the comparable levels of compensation for Chief Executive Officers, the Compensation Committee determined that Mr. DeLatte's compensation as the Company's Chief Executive Officer was reasonable in light of both industry information regarding the range of salaries offered to chief executive officers of comparable companies and the business judgment of the members of the Compensation Committee. Mr. DeLatte's equity compensation is structured to reward Mr. DeLatte upon the Company's financial success.

  Base Salary. In general, the Compensation Committee sets the base salary component of total target annual cash compensation at approximately 75% of the total cash compensation for executive officers. The intention of the Compensation Committee is to leave a significant portion of target annual cash compensation subject to the performance of the Company.

  Incentive Bonus. The Compensation Committee awards incentive bonuses as part of total annual cash compensation based on two objectives: the achievement by the Company of certain financial targets for annual revenue and operating income and the achievement by individual executives of certain strategic objectives. The Company's financial objectives relate entirely to an annual business plan that is submitted in December by the executive team and the individual executive's strategic objectives relate to goals established by the executive and members of the Board of Directors for personal success within the Company. The bonus system is intended to stimulate successful execution of the annual business plan. The bonus plan allows for quarterly (partial) payments of executive bonuses, with the balance of executive bonuses payable only after completion of the audit following each fiscal year. No incentive bonuses are paid unless achievement is at least 90% of the annual business plan at various milestones throughout each fiscal year.

  Equity Incentives. The Compensation Committee believes that the executive compensation program of the Company must motivate the executive officers of the Company to create core economic value which results in long-term appreciation in the price of the Common Stock, thus aligning the interests of employees with the interests of the Company's stockholders and providing a strong incentive for key executives to remain in the employ of the Company. Additionally, the appropriate use of equity incentives is a valuable tool in recruiting new executives for the Company. The Compensation Committee believes that, in the case of a growth-oriented business such as the Company, a substantial portion of the compensation of executive officers should be contingent on appreciation in value of the stockholders' investments. Based on the foregoing principles, the Compensation Committee awarded options for 30,000 shares to John M. Bogdan, options for 5,000 shares to Edward W. Green, options for 20,000 shares to Roy T. Sanford, options for 60,000 shares to Robert G. Orr and options for 50,000 shares to Ram Sudama. The Committee determined that Mr. DeLatte had a sufficient number of options at this time. Additionally, the option agreements held by employees of the Company, including those held by executive officers, were amended by the Compensation Committee on January 13, 1998 to allow for acceleration of the vesting of options upon the occurrence of an Organic Event (as defined in the Stock Option Plan) after an individual has been employed by the Company for three months, rather than twelve months.

  The Committee intends to review the status of equity incentives for senior executives on a regular basis to insure that key executives of the Company are appropriately motivated and rewarded.

Certain Tax Considerations

  Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to publicly held companies for compensation in excess of $1,000,000 paid to the chief executive officer and the four other most highly compensated executive officers. Compensation based on performance is not subject to this deduction limit, if certain requirements are met. Based on the compensation awarded to Mr. DeLatte and the other executive officers of the Company, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term. The Compensation Committee plans to structure the incentive compensation part, which currently consists of the annual cash incentive compensation and the stock option plan, of its compensation program to comply with Section 162(m).

                             The Compensation Committee

                             William C. Hulley
                             Robert P. Badavas

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee of the Board of Directors currently consists of Messrs. Badavas, Hulley and DeLatte. Mr. Hulley is a general partner of the general partner of The P/A Fund, an investor that holds less than five percent (5%) of the Company's Common Stock. Each of the current non-employee directors is entitled to receive compensation in the form of cash and options to purchase Common Stock for their services as directors. Mr. Badavas and Hulley, on August 1, 1998 and August 4, 1995, respectively, have received options to purchase 10,000 shares of Common Stock under the Directors Plan, which will be exercisable in 12 equal quarterly installments commencing on the date of grant and thereafter on the last day of each of the 11 fiscal quarters commencing with the first full fiscal quarter after the date of grant. The exercise price per share is equal to the fair market value of the Company's Common Stock on the date of grant. Additionally, each of Messrs. Badavas and Hulley elected during 1998, in consideration for the one-year reduction in fees each is entitled to received from the Company for attendance at board and committee meetings during 1998, to receive options to purchase 10,000 shares of Common Stock under the 1992 Employee and Consultants Stock Option Plan at a price per share equal to the fair market value of the Company's Common Stock on the date of grant. These options are fully exercisable. No director or executive officer of the Company and no member of its Compensation Committee is, or was during the year ended December 31, 1998, a director or compensation committee member of any other business entity that had a director that sits on the Company's Board of Directors or Compensation Committee.

                        COMPARISON OF STOCKHOLDER RETURN

  The line graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq Total U.S. Index and the Nasdaq Computer and Data Processing Index, resulting from an initial assumed investment of $100 in each, and assuming the reinvestment of any dividends, for the period beginning on the date of the Company's initial public offering on August 1, 1995 and ending on December 31, 1998. Stock price performance shown in the Performance Graph for the Common Stock is historical and not necessarily indicative of future price performance. The Common Stock was sold at its initial offering at a price of $15.00 per share, and the closing sales price of the Common Stock on the Nasdaq National Market on December 31, 1998, was $1.375.


                             [GRAPH APPEARS HERE]

Date               8/1/95     12/31/95    12/31/96     12/31/97     12/31/98
ONTC               100.00        70.75       29.25         7.14         7.48
NASDAQ             100.00       106.16      130.26       158.44       221.24
NASDAQ Comp & DP   100.00       103.69      146.93       175.21       321.22

       ADOPTION OF TWO AMENDMENTS TO THE 1995 DIRECTORS STOCK OPTION PLAN
                                 (Proposal II)

Proposed Amendments to the Company's 1995 Directors Stock Option Plan

  On March   , 1999, the Board of Directors of the Company approved a series of amendments to the 1995 Directors Stock Option Plan (the "Director Plan") to provide for (i) an increase in the number of authorized shares in the Director Plan from 100,000 shares to 200,000 shares and (ii) annual grants of options to purchase 10,000 shares of the Company's Common Stock to each outside director of the Company, whether or not such director has received options under any other option plan of the Company, with such options to vest in equal quarterly installments over the one year period. In light of market conditions, the Board has determined that an amendment increasing the number of options an outside director may receive pursuant to the Director Plan, which is directly tied to that director's continued service on the Company's Board of Directors, is necessary to attract and retain qualified individuals as directors. The number of authorized shares represents the total number of options to purchase shares available under the Director Plan regardless of the number of options previously granted, whether exercised or not by such optionees. As of March 8, 1999, the Company had 70,000 shares remaining available for the grant of additional options, a number that would be insufficient if the amendment enabling annual grants of options to the Company's outside directors is approved by the stockholders. These amendments to the Director Plan remain subject to approval by the stockholders of the Company at this Annual Meeting. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the Annual Meeting, in person or by proxy, is necessary to approve the amendments to the Director Plan.

Description of the 1995 Director Stock Option Plan

  The Director Plan was originally adopted by the Company's Board of Directors (the "Board") and the stockholders of the Company on May 18, 1995, and provides for the grant of options to the Company's directors who are not employees. Prior to the adoption of the proposed amendments to the Director Plan, each outside director of the Company received an automatic grant of options to purchase 10,000 shares of Common Stock, vesting in equal quarterly installments on the date of the director's election and on the last day of each of the 11 fiscal quarters thereafter. All options granted under the Director Plan are non-statutory options not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended to date (the "Code"). The purpose of the Director Plan is to encourage ownership in the Company by outside directors of the Company, whose continued services are considered essential to the Company's future progress, and to provide them with a further incentive to remain as directors of the Company.

Administration of the Director Plan

  The Director Plan is administered and supervised by the Board. The members of the Board are elected by the stockholders of the Company, generally for three year staggered terms, in accordance with the provisions of the Company's Fourth Restated Certificate of Incorporation and the Amended and Restated By-laws. Grants of stock options under the Director Plan and the amount and nature of the awards to be granted are automatic and non-discretionary in accordance with the provisions of the Director Plan. All questions of interpretation of the Director Plan or of any options issued under it, however, are determined by the Board and such determination is final and binding upon all persons having an interest in the Director Plan. The Board has the authority to delegate its authority under the Director Plan to a committee of the Board.

Shares Subject to the Director Plan

   Prior to adoption of the proposed amendments the number of authorized shares in the Director Plan is 100,000 shares of the Company's Common Stock. As of March 8, 1999, 70,000 shares were available for issuance under the Director Plan pursuant to options currently outstanding or options available for grant. If an option granted under the Director Plan expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Director Plan.

  The Director Plan contains provisions for the disposition of options in the event of a merger or consolidation (in which the stockholders of the Company receive distributions of cash or securities of another issue as a result thereof), or in the event of the sale of all or substantially all of the assets of the Company, or in the event of a reorganization or liquidation of the Company. If the outstanding shares of Common Stock of the Company are changed by reason of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate adjustment will be made in maximum number and kind of shares reserved for issuance under the Director Plan, the number and kind of shares or other securities subject to then outstanding options and the price for each share subject to any then outstanding options, without changing the aggregate purchase price as to which such options remain exercisable. In the event of a transaction resulting in a change of control of the Company, eligible Directors shall have the immediate right to exercise all shares covered by the options issued pursuant to the Directors Plan. Such exercise, if made, is irrevocable.

General Terms and Conditions of the Director Plan

  Types of Options. All options granted under the Director Plan are non-statutory options not intended to meet the requirements of Section 422 of the Code.

  Option Grant Dates. Options are granted automatically to all eligible directors on the date that an eligible director is elected and qualified.

  Shares Subject to Option. Each option granted under the Director Plan shall be exercisable for 10,000 shares of Common Stock.

  Option Exercise Price. The option exercise price per share for each option granted under the Director Plan equals (i) the last reported sales price per share of the Company's Common Stock on the Nasdaq National Market System (or, if the Company is traded on a nationally recognized securities exchange on the date of the grant, the reported closing sales price per share of the Company's Common Stock by such exchange) on the date of grant (or if no such price is reported on such date, such price is as reported on the nearest preceding date on which such price is reported) or (ii) if the Common Stock is not traded on the Nasdaq National Market System or an exchange, the fair market value per share on the date of grant as determined by the Board.

  Nontransferability of Options. Each option granted under the Director Plan by its terms is not be transferable by the option holder otherwise than by will or by the laws of descent and distribution and must be exercised during the lifetime of the option holder only by such option holder.

  Duration; Exercise of Options. Each option expires ten years from the date on which the option is granted. Prior to adoption of the proposed amendment, options are exercisable on a cumulative basis in twelve equal quarterly installments over a three-year period with the first quarterly installment exercisable on the date of grant and the eleven quarterly installments thereafter exercisable on the last day of each fiscal quarter of the Company, commencing with the first fiscal quarter after the date of grant. With adoption of the proposed amendments, options will be exercisable on a cumulative basis in four equal quarterly installments over a one year period, with the first installment exercisable on the date of grant and the next three installments exercisable on the last day of each full fiscal quarter thereafter. No option may be exercised more than 90 days after the option holder ceases to serve as a director of the Company for reasons other than the option holder's death.

  Exercise Period Upon Death. In the event of the option holder's death while a director of the Company, options which the option holder might have exercised but which have not yet been exercised may be exercised within one year after the date the option holder ceases to be a director by reason of death by the person or persons to whom the options holder's rights under the option shall pass by his or her will or by the laws of descent and distribution; provided, that no option may be exercised after the expiration of ten years from the date of grant.

  Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office accompanied by payment in cash of the full consideration for the shares as to which they are exercised.

  Eligibility. Directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to participate in the Director Plan.

General Restrictions

  Participants in the Director Plan generally have no rights as stockholders in shares of Common Stock until certificates for those shares have been issued. No certificates for Common Stock will be issued under the Director Plan unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act, any applicable listing requirements of any national securities exchange upon which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with. Participants may be required to represent and agree in writing, for themselves and for their transferees, that the stock acquired by him or them under the Director Plan is being acquired for investment purposes.

  Nothing contained in the Director Plan shall confer upon any participant any rights with respect to his or her employment by the Company.

  The Director Plan does not provide that any person has or may create a lien on any funds, securities or other property held under the Director Plan.

Effective Date, Amendment, Termination

  The Director Plan was adopted by the Board of Directors and approved by the stockholders of the Company on May 18, 1995. Without approval of the stockholders of the Company, no revision or amendment shall change the number of shares subject to the Director Plan or change the designation of the class of directors eligible to participate in the Director Plan.

  The Director Plan shall terminate on August 1, 2005 and thereafter no further options shall be granted. All options outstanding at the time the Director Plan terminates shall continue in full force and effect in accordance with and subject to their terms and the terms and conditions of the Director Plan.

Federal Income Tax Treatment of Participation in the Director Plan

  The following is a summary of the federal income tax treatment of non-qualified stock options. This summary is general and does not apply to gifts or any dispositions other than sales. Also, under certain circumstances, an option holder may be entitled to a credit for alternative minimum tax previously paid. Additionally, in some individual cases, it will be important to consider the state and foreign tax consequences of participation in the Plan and the effect, if any, of gift, estate and inheritance taxes.

  No taxable income is recognized by the option holder upon the grant of a non-statutory option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercised exceeds the option price. If such a person exercised the option within six months of the date of grant, upon exercise of such option, no income will be recognized by the option holder until six months have expired from the date the option was granted, and the income then recognized will include any changes in the fair market value of the shares during the period between the date of exercise and the date six months after the date of the grant, unless the option holder makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code") to have the difference between the exercise price and fair market value at the time of exercise recognized as ordinary income as of the time of exercise.

  The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

Employee Retirement Income Security Act of 1974

  The Director Plan is qualified under Section 401(a) of the Code and the Company believes that the Director Plan is not subject to the Employee Retirement Income Security Act of 1974.

Resale of Shares by Officers and Directors

  Shares of Common Stock issued under the Director Plan may be resold freely as the Company filed a Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended, on July 31, 1995 with the Securities and Exchange Commission covering the shares issued pursuant to the Director Plan.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTES
                            IN FAVOR OF PROPOSAL II

                      RATIFICATION OF ARTHUR ANDERSEN LLP
                     AS THE COMPANY'S INDEPENDENT AUDITORS
                                 (Proposal III)

  The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has acted as the Company's auditors since 1987. Representatives of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

  Stockholder ratification of the selection of Arthur Andersen LLP is not required by the Company's By-laws or otherwise. The Board of Directors, however, is submitting the selection of Arthur Andersen LLP to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain such firm. Even if the selection is ratified, the Audit Committee and the Board, in their discretion, may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interest of the Company and its stockholders.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                            IN FAVOR OF PROPOSAL III

                           STOCKHOLDER PROPOSALS FOR
                    THE NEXT ANNUAL MEETING OF STOCKHOLDERS

  Proposals of stockholders that are intended to be presented at the Company's Annual Meeting of Stockholders in 2000 must be received at the Company's executive offices in Cambridge, Massachusetts no later than December 31, 1999, to be included in the proxy statement and proxy card related to such meeting.

                                 OTHER MATTERS

  The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting, other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, the proxies in the enclosed form of proxy confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with the best judgment.

                             By Order of the Board of Directors

                             /s/ John M. Bogdan

                             John M. Bogdan
                             Secretary

March 30, 1999

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1998 is available without charge upon written request to: Investor Relations, ON Technology Corporation, One Cambridge Center, Cambridge Massachusetts 02142

                           ON TECHNOLOGY CORPORATION

                       1995 DIRECTORS STOCK OPTION PLAN

                                 May 18, 1995



     ON Technology Corporation, hereinafter called the "Company," hereby adopts a stock option plan for eligible Directors of the Company pursuant to the following terms and provisions:


     1.  Purpose of the Plan.  The purpose of this plan, hereinafter called the
         -------------------
"Plan," is to provide additional incentive to those Directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates and who have not received options to purchase shares of the Company's common stock, $.01 par value (the "Common Stock"), under any other option plan of the Company, by encouraging them to acquire a new or an additional share ownership in the Company, thus increasing their proprietary interest in the Company's business and providing them with an increased personal interest in the Company's continued success and progress. These objectives will be promoted through the grant of options to acquire shares of Common Stock of the Company pursuant to the terms of this Plan. Only those Directors who meet the qualifications stated above are eligible for and shall receive options under this Plan. Any Director who would otherwise be eligible to receive options under this Plan may decline the grant of such options by giving written notice to the Company, in which event no options will be granted to such declining Director.


     2.  Compliance with Rule 16b-3.  It is the Company's intention that this
         --------------------------
Plan and the options granted hereunder comply with Rule 16b-3 (Reg.
(S)240.16b-3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that Plan participants remain disinterested persons for purposes of administering other employee benefit plans of the Company and having such other plans be exempt from Section 16(b) of the Exchange Act. Thus, if any Plan provision is later found not to be in compliance with Rule 16b-3 or if any Plan provision would disqualify Plan participants from remaining disinterested persons, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the Requirements of Rule 16b-3.


     3.  Effective Date of the Plan.  This Plan shall become effective upon
         --------------------------
adoption by the Board of Directors on May 18, 1995, subject to (i) approval by holders of a majority of the outstanding shares of voting capital stock of the Company and (ii) the effectiveness of the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission in connection with the initial public offering of the Company's Common Stock. In the event that the conditions set forth in clauses (i) and (ii) of this paragraph 2 have not occurred within twelve (12) months after the date this Plan is adopted by the Board of Directors, this Plan and the options granted hereunder shall be null and void.


     4.  Shares Subject to the Plan.  The shares to be issued upon the
         --------------------------
exercise of the options granted under this Plan shall be shares of the Common Stock of the Company. Either treasury or authorized and unissued shares of

Common Stock, or both, as the Board of Directors shall from time to time determine, may be so issued. No shares of Common Stock which are subject of any lapsed, expired or terminated options may be made available for reoffering under this Plan. If an option granted under this Plan is exercised pursuant to the terms and conditions of subsection 6(b), any shares of Common Stock which are the subject thereof shall not thereafter be available for reoffering under this Plan.

     Subject to the provisions of the next succeeding paragraph of this Section 3, the aggregate number of shares of Common Stock for which options may be granted under this Plan shall be one hundred thousand (100,000) shares of Common Stock, which number of shares reflects the 1-for-6 reverse stock split to be effected by the Company on or about May 18, 1995, the same date that this Plan shall become effective.

     In the event that subsequent to the date of adoption of this Plan by the Board of Directors the Common Stock should, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, then (i) there shall automatically be substituted for each share subject to an unexercised option (in whole or in part) granted under this Plan, each share available for additional grants of options under this Plan and each share made available for grant to each eligible Director pursuant to Section 4 hereof, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be changed or for which each such share shall be exchanged, (ii) the option price per share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and
(iii) the Board shall make such other adjustments as may be appropriate and equitable to prevent enlargement or dilution of option rights. Any such adjustment may provide for the elimination of fractional shares.


     5.  Grant of Options.  Subject to the terms of this Plan, options shall be
         ----------------
granted to each eligible Director for the purchase of Ten Thousand (10,000) shares of Common Stock by each such Director at an option price per share equal to the fair market value of a share of Common Stock of the Company on the date said options are granted. The date of grant of each such option shall be the later of (i) the date that an eligible Director is elected and qualified as a director of the Company or (ii) the effectiveness of the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission in connection with the initial public offering of the Company's Common Stock. Each such option granted shall be exercisable for a period of ten (10) years from the date of grant. Options granted under this Plan will be exercisable in twelve
(12) equal quarterly installments with the first quarterly installment exercisable on the date of grant and the eleven (11) quarterly installments thereafter exercisable on the last day of each fiscal quarter of the Company commencing with the first full fiscal quarter after the date of grant. On or after the third anniversary of the date of grant of an option under this Plan, such option will be exercisable in full.

     Notwithstanding any provision set forth herein to the contrary, if the Class I Director(s) of the Company elected in May 1995 are not reelected at the next annual meeting of stockholders following December 31, 1995, options granted pursuant to the Plan to such initial Class I Director(s) shall be exercisable for one-third of the total number of shares of Common Stock subject to the option; and further provided that if the Class II Director(s) of the Company elected in May 1995 are not reelected at the next annual meeting of stockholders following December 31, 1996, options granted pursuant to the Plan to such initial Class II Director(s) shall be exercisable for two-thirds of the total number of shares of Common Stock subject to the option.


     6.  Option Provisions.
         -----------------

         (a)  Limitation on Exercise and Transfer of Options.  Only the
              -----------------------------------------------
Director to whom the option is granted may exercise the same except where a guardian or other legal representative has been duly appointed for such Director and except as otherwise provided in the case of such Director's death. No option granted hereunder shall be transferable otherwise than by the Last Will and Testament of the Director to whom it is granted or, if the Director dies intestate, by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended) or Title I of the Employee Retirement Income Security Act, or the rules thereunder. No option granted hereunder may be pledged or hypothecated, nor shall any such option be subject to execution, attachment or similar process.


         (b)  Exercise of Option.  Each option granted hereunder may be
              -------------------
exercised in whole or in part (to the maximum extent then exercisable) from time to time during the option period, but this right of exercise shall be limited to whole shares. Options shall be exercised by the optionee giving written notice to the Secretary of the Company at its principal business office, by certified mail, return receipt requested, of intention to exercise the same and the number of shares with respect to which the Option is being exercised (the "Notice of Exercise of Option") accompanied by full payment of the purchase price in cash or, with the consent of the Board, in whole or in part in Common Stock having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made. Such Notice of Exercise of Option shall be deemed delivered upon deposit into the mails.


         (c)  Termination of Directorship.  Subject to the provisions of the
              ----------------------------
second paragraph of Section 5 herein, if the optionee ceases to be a Director of the Company, his or her option shall terminate three (3) months after the effective date of termination of his or her directorship and neither he nor she nor any other person shall have any right after such date to exercise all or any part of such option. If the termination of the directorship is due to death, then the option may be exercised within twelve (12) months after the optionee's death by the optionee's estate or by the person designated in the optionee's Last Will and Testament or to whom transferred by the applicable laws of descent and distribution (the "Personal Representative"). Notwithstanding the foregoing, in no event shall any option be exercisable after the expiration of the option period and not to any greater extent than the optionee would have been entitled to exercise the option at the time of death.

         (d)  Acceleration of Exercise of Options in Certain Events.
              ------------------------------------------------------
Notwithstanding anything in the foregoing to the contrary, in the event of a "change in control" the eligible Director shall have the immediate right and option (notwithstanding the provisions to paragraph 5 hereof) to exercise the option with respect to all Common Stock covered by the option, which exercise, if made, shall be irrevocable. The term "change in control" shall include, but not be limited to: (i) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for all or part of the Company's common shares of any class or any securities convertible into such common shares; (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the Company's shares of capital stock calculated as provided in paragraph (d) of said Rule 13d-3; (iii) the date of approval by shareholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock, of any class or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of shares of all classes of the Company's capital stock immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (iv) the date of the approval by shareholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or
(v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company.


         (e)  Holding Period.  Shares of Common Stock obtained upon the
              ---------------
exercise of any option granted under the Plan may not be sold by persons subject to Section 16 of the Exchange Act until six months after the date the option was granted.


         (f)  Option Agreements.  As a condition to the grant of an option
              ------------------
under this Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be specified by the Board of Directors.


     7.  Investment Representation; Approvals and Listing.  The options to be
         ------------------------------------------------
granted hereunder shall be further conditioned upon receipt of the following investment representation from the optionee:


         "I further agree that any Common Stock of ON Technology Corporation which I may acquire by virtue of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the said Common Stock subject to this option shall be registered under the Securities Act of 1933, as amended, or in the event there is presented to ON Technology Corporation an opinion of counsel satisfactory to ON Technology Corporation to the effect that the offer or sale of the Common Stock subject to this option may be lawfully made without registration of the said Common Stock under the Securities Act of 1933, as amended."

The Company shall not be required to issue any certificate or certificates for Common Stock upon the exercise of an option granted under this Plan prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Common Stock to listing on any national securities exchange on which the Common Stock may be listed, (iii) the completion of any registration or other qualification of the Common Stock under any state or federal law or ruling or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable or the determination of the Company, in its sole discretion, that any registration or other qualification of the Common Stock is not necessary or advisable and (iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Company, in its sole discretion, shall determine to be adequate.


     8.  General Provisions.  For all purposes of this Plan the fair market
         -------------------
value of a Common Share shall be determined as follows: so long as the Common Stock of the Company are listed upon an established stock exchange or exchanges such fair market value shall be determined to be the highest closing price of such Common Stock on such stock exchange or exchanges on the day the option is granted (or the date the Common Stock are tendered as payment, in the case of determining fair market value for that purpose) or if no sale of such Common Stock shall have been made on any stock exchange on that day, then on the closest preceding day on which there was a sale of such Common Stock; and during any period of time as such Common Stock are not listed upon an established stock exchange the fair market value per share shall be the mean between dealer "Bid" and "Ask" prices of such Common Stock in the over-the-counter market on the day the option is granted (or the day the Common Stock are tendered as payment, in the case of determining fair market value for that purpose), as reported by the National Association of Securities Dealers, Inc.


     The liability of the Company under this Plan and any distribution of Common Stock made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of this Plan shall be construed to impose any liability on the Company in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with this Plan, including, but not limited to, any liability to any Federal, state, or local tax authority and/or any securities regulatory authority.

     Nothing in this Plan or in any option agreement shall confer upon any optionee any right to continue as a Director of the Company, or to be entitled to any remuneration or benefits not set forth in this Plan or such option.

     Nothing contained in this Plan or in any option agreement shall be construed as entitling any optionee to any rights of a shareholder as a result of the grant of an option until such time as Common Stock are actually issued to such optionee pursuant to the exercise of an option.

     This Plan may be assumed by the successors and assigns of the Company.

     This Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     The cash proceeds received by the Company from the issuance of Common Stock pursuant to this Plan will be used for general corporate purposes or in such other manner as the Board of Directors deems appropriate.

     The expense of administering this Plan shall be borne by the Company.

     The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Plan.


     9.  Termination of the Plan.  This Plan shall terminate ten (10) years from
         -----------------------
the date of the effectiveness of the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission in connection with the initial public offering of the Company's Common Stock and thereafter no options shall be granted hereunder. All options outstanding at the time of termination of this Plan shall continue in full force and effect in accordance with and subject to their terms and the terms and conditions of this Plan.


     10.  Taxes.  Appropriate provisions shall be made for all taxes required
          -----
to be withheld and/or paid in connection with the Options or the exercise thereof, and the transfer of shares of Common Stock pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether federal, state, or local and whether domestic or foreign.


     11.  Changes in Governing Rules and Regulations.  All references herein
          -------------------------------------------
to the Internal Revenue Code of 1986, as amended, or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.



                                 Adopted by the Board of Directors on

                                 May 18, 1995

                 AMENDMENTS TO THE DIRECTOR STOCK OPTION PLAN
                 --------------------------------------------

             To be adopted at the Annual Meeting on April 30, 1999

1. The reference to "one hundred thousand (100,000)" in paragraph 2 of Section 4 (which is captioned "Shares Subject to this Plan") be and hereby is deleted and "two hundred thousand (200,000)" is substituted in lieu thereof.


2. The second sentence of the first paragraph of Section 5 (which is captioned "Grant of Options") is deleted in its entirety and the following be and hereby is inserted in lieu thereof:

     "The date of grant of each such option shall be the date on which an eligible Director is elected (or re-elected) and qualified as a director of the Company and, provided the individual continues to serve as a Director of the Company on the annual anniversary of his or her election (or re-election), each annual anniversary thereafter during such eligible Director's three-year term."

3. The fourth sentence of the first paragraph of Section 5 (which is captioned "Grant of Options") is deleted in its entirety and the following be and hereby is inserted in lieu thereof:

     "Options granted under this Plan will be exercisable in four (4) quarterly installments with the first quarterly installment exercisable on the date of grant and the three (3) quarterly installments thereafter exercisable on the last day of each fiscal quarter of the Company commencing with the first full fiscal quarter after the date of grant. Such option shall be exercisable in full on and after the first anniversary thereof."


4. The phrase in the first sentence of Section 1 that reads "and who have not received options to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock")," is hereby deleted in its entirety.

5    The phrase "Common Stock" in the second sentence of Section is deleted and
"the common stock of the Company, $.01 par value (the "Common Stock")," is inserted in lieu thereof.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                          ON TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------


Mark box at right if an address change or comment has been noted on          [_]
the reverse side of this card.



CONTROL NUMBER:
RECORD DATE SHARES:

                                                       -------------------------
     Please be sure to sign and date this Proxy.        Date
--------------------------------------------------------------------------------


-----Stockholder sign here --------------------------- Co-owner sign here ------




                                             For All     With-      For All
1. Election of Directors.                    Nominees    hold       Except

            William C. Hulley                  [_]        [_]        [_]
            Herman DeLatte

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares will be voted "For" the remaining nominee.



                                               For      Against    Abstain

2. To approve amendments to the 1995           [_]        [_]        [_]
   Directors Stock Option Plan.



                                               For      Against    Abstain

3. To ratify the appointment of Arthur         [_]        [_]        [_]
   Andersen LLP as independent auditors.


                                               For      Against    Abstain

4. In their discretion, the proxies are        [_]        [_]        [_]
   authorized to vote upon any other
   business that may properly come before
   the meeting or any adjournments thereof.


DETACH CARD                                                         DETACH CARD


                           ON TECHNOLOGY CORPORATION


           Dear Stockholder,

           Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. This is discussed in detail in the enclosed proxy materials.

           Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

           Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

           Your vote must be received prior to the Annual
           Meeting of Stockholders, April 30, 1999.

           Thank you in advance for your prompt consideration of these matters.

           Sincerely,

           ON Technology Corporation

                           ON TECHNOLOGY CORPORATION

                   One Cambridge Center, Cambridge, MA 02142

                      SOLICITED BY THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 30, 1999

The undersigned hereby appoints as Proxies Herman DeLatte and John M. Bogdan, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of capital stock of ON Technology Corporation (the "Company") held of record by the undersigned on March 8, 1999 at the Annual Meeting of Stockholders to be held on April 30, 1999 and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

--------------------------------------------------------------------------------
| Please sign exactly as your name(s) appear(s) on the books of the Company. | | Joint owners should each sign personally. Trustees and other fiduciaries | | should indicate the capacity in which they sign, and where more than one | | name appears, a majority must sign. If the shareholder is a corporation, | | the signature should be that of an authorized officer who should indicate |
| his or her title.                                                            |
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

___________________________________       _____________________________________

___________________________________       _____________________________________

___________________________________       _____________________________________